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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        -------------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        -------------------------------


                               724 SOLUTIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                ONTARIO                                INAPPLICABLE
 (State or Other Jurisdiction of Incorporation      (I.R.S. Employer
             or Organization)                      Identification Number)

        4101 YONGE STREET, SUITE 702
             TORONTO, ONTARIO                             M2P 1N6
  (Address of Principal Executive Offices)               (Zip Code)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. /_/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. /X/

      SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
                               RELATES: 333-90143.

   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT:

                                      NONE

   SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT:

                                  COMMON SHARES
                             NASDAQ NATIONAL MARKET


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ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                A complete description of the Common Shares of 724 Solutions Inc. (the "Registrant"), which are to be registered hereunder is contained under the caption "Description of Share Capital" in the Registration Statement on Form F-1 (File No. 333-90143) filed by the Registrant with the Securities and Exchange Commission on November 2, 1999, as amended from time to time (the "Registration Statement"). Such description is hereby incorporated by reference.

ITEM 2.         EXHIBITS.

                The following exhibits are filed herewith (or incorporated by reference as indicated below):

                Description
                -----------

                1. Articles of Amalgamation of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement.

                2.       By-laws of Registrant.  Reference is made to
                         Exhibit 3.2 of the Registration Statement.

                3. Amended and Restated Unanimous Shareholders' Agreement among the Registrant and its Shareholders. Reference is made to Exhibit 10.2 to the Registration Statement.

                4.       Specimen Stock Certificate (filed herewith).


                                          2

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          724 SOLUTIONS INC.




                                          By:  /s/ Christopher Erickson
                                              --------------------------------
                                               Name:  Christopher Erickson
                                               Title:  President
                                               (Principal Executive Officer)


Date:    January 26, 2000
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NUMBER                     724 SOLUTIONS INC.                         SHARES
00000      INCORPORATED UNDER THE LAW OF THE PROVINCE OF ONTARIO


                                                      -------------------
                                                       CUSIP 817880 10 0
                                                      -------------------
THIS
CERTIFIES
THAT



IS THE
REGISTERED
HOLDER OF

               FULLY PAID AND NON-ASSESSABLE COMMON SHARES
                WITHOUT PAR VALUE OF THE CAPITAL STOCK OF

                            724 SOLUTIONS INC.

     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

     The common shares that this certificate represents have rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (i) the rights, privileges, restrictions and conditions attached to the common shares and to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers.

     DATED: ________________________


COUNTERSIGNED AND REGISTERED
MONTREAL TRUST COMPANY OF CANADA,            TORONTO     /s/ Gregory Wolfond
TRANSFER AGENT AND REGISTRAR                                   CHAIRMAN


BY: ________________________________________________
                                  AUTHORIZED OFFICER


                       COUNTERSIGNED AND REGISTERED
/s/ Christopher        AMERICAN SECURITIES TRANSFER & TRUST, INC.    DENVER
    Erickson           TRANSFER AGENT AND REGISTRAR
    PRESIDENT

                       BY: ________________________________________________
                                                         AUTHORIZED OFFICER

          Transferable in Toronto, Ontario and Denver, Colorado

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     FOR VALUE RECEIVED, the               POUR VALEUR RECUE, le soussigne
undersigned hereby sells, assigns      vend, cede et transfere par les
and transfers unto                     presentes a

        PLEASE INSERT SOCIAL INSURANCE OR TAX ID NUMBER OF TRANSFEREE
        ------------------------------------------------------------

        ------------------------------------------------------------
         INDIQUE LE NUMERO D'ASSURANCE SOCIALE OU D'IDENTIFICATION
                     DE CONTRIBUABLE DU SESSIONNAIRE


----------------------------------------------------------------------------
      (Name and address of transferee/Nom et adresse du cessionnaire)

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                                                               common shares
--------------------------------------------------------- actions ordinaires

registered in the name of the          inscrites au nom du soussigne dans les
undersigned on the books of the        registres de la societe nommee au recto
Corporation named on the face of this  du present certificat et representees
certificate and represented hereby,    par les presentes, et constitue et
and irrevocably constitutes and        nomme irrevocablement
appoints


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the attorney of the undersigned to     a titre de fonde de pouvoir du
transfer the said common shares on     soussigne pour transferer lesdites
the register of transfers and books    actions ordinaires dans le registre
of the Corporation with full power     des transferts et les livres de la
of substitution hereunder.             societe avec plein pouvoir de
                                       substitution en vertu des presentes.


     DATED/FAIT LE :


------------------------------------   -------------------------------------
      (Signature of Witness/                 Signature of Shareholder/
       Signature du temoin)                  Signature de l'actionnaire)


NOTICE: The signature to this          AVIS : La signature figurant sur la
        assignment must correspond            presente cession doit
        with the name as written              correspondre en tous points
        upon the face of the                  au nom figurant au recto du
        certificate, in every                 certificat sans aucun changement
        particular, without alteration        ni ajout, quel qu'il soit. La
        or enhancement, or any change         signature du cedant doit etre
        whatever. The signature of            garantie par une banque, une
        the transferor must be                societe de fiducie ou un
        guaranteed by a bank, trust           courtier en valeurs mobilieres
        company or registered                 inscrit.
        securities dealer.


        Signature Guaranteed By:
        Signature garantie par :